PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of April 1, 2014, is entered into by and among ML Capital Group Inc., a Nevada corporation (the "Company"), and JDF Capital Inc. (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Purchaser wishes to purchase a 10% Original Issue Discount Convertible Promissory Note of the Company (the "Note"), subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, on the terms and conditions referred to herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Purchaser hereby agrees to purchase a Note in the aggregate amount of SIX HUNDRED AND SIXTY FIVE THOUSAND DOLLARS ($665,000) (the "Purchase Amount"), to be funded by the Purchaser in the amount of SIX HUNDRED THOUSAND DOLLARS ($600,000) (the "Net Purchase Amount"), which Note shall be inclusive of the amounts described therein.

(ii) The Note referred to herein shall be in the form of **Annex I** annexed hereto.

(iii) AS additional consideration for the Purchaser agreeing to purchase the Note, the Company agrees to issue to the Purchaser the Warrants (as defined herein) in the form of **Annex II** hereto. The number of Warrants issuable to the Purchaser shall be equal to 100% of the shares of common stock issuable upon conversion of the aggregate amount of note as of the Closing and shall vest on a pro-rata basis with each payment of the Net Purchase Amount. Additional provisions relating to the Warrants are provided below.

(iv) The purchase of the Note and the issuance of the Warrants to the Purchaser and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Documents as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions".

b. **Certain Definitions.** As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Certificate" means the original signed Note duly executed by the Company.

"Closing Date" means each of the dates of the closing of the issuance of the Note, the Warrant, and the Consideration Shares.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" means the Person holding the relevant Securities at the relevant time.

"Last Audited Date" means December 31, 2013.

"Purchaser Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (i) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Documents, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (iii)
e Transaction Documents or the transactions contemplated thereby, or (iv) materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Documents.

"Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

"Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time.

"Securities" means the Note, the Warrant, the Warrant Shares, and any shares of common stock of the Company that may be issued to the Purchaser in connection with any other agreements between the parties.

"Shares" means common shares in the capital stock of the Company.

"State of Incorporation" means Delaware.

"Subsidiary" means any subsidiary of the Company.

"Trading Day" means any day during which the Principal Trading Market shall be open for business.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

"Transaction Documents" means this Purchase Agreement, the Note, the form of Warrant, and includes all ancillary documents referred to in those agreements.

"Warrant" means share purchase warrants as described in above section 1 (ii), the whole as further defined in **Annex II** annexed hereto.

"Warrant Shares" means Shares underlying the Warrants.

c. Form of Payment; Delivery of Certificates.

(i) The Purchaser shall pay the amount of the Note to be funded by delivering the Net Purchase Amount in immediately available good funds in United States Dollars to the Company in 12 monthly installments as follows:

A. FIFTY THOUSAND DOLLARS ($50,000) following the execution and delivery of this Agreement; and

B. FIFTY THOUSAND DOLLARS ($50,000) deliverable between the 1st and 15th day of each 11 ensuing months thereafter beginning May, 2014.

(ii) In consideration of the delivery of the Net Purchase Amount, the Company shall deliver to the Purchaser, within one (1) business day following delivery of the Net Purchase Amount, the Certificate and the Warrant, each duly executed on behalf of the Company;

(iii) By signing this Agreement, each of the Purchaser and the Company agrees to all of the terms and conditions of the Transaction Documents, all of the provisions of which are incorporated herein by this reference as if set forth in full.

d. Method of Payment. Payment of the Purchase Amount shall be made by wire transfer of funds to an account designated by the Company in writing.

e. Put Option. As an inducement to the Purchaser to purchase the Note, the Company hereby grants to the Purchaser an option (the "**Put Option**"), exercisable from time to time for 12 months following the issuance of the Note, to purchase additional notes in the aggregate amount of up to ONE MILLION DOLLARS ($1,000,000). Each note purchased pursuant to the exercise of the Put Option shall be subject to the same terms and conditions set forth in this Agreement and the Note, and shall entitle the Purchaser to receive a number of share purchase warrants, subject to the same terms and conditions as the Warrant issued hereunder, where the number of warrants to be issued to the Purchaser from time to time shall be equal to the number of shares that would be issuable to the Purchaser if the Purchase Amount of the applicable note was fully converted upon its issuance.

f. **No Common Stock Equivalents**. As a material inducement to the Purchaser for the purchase of the Note, the Company agrees not to issue to any third party any Common Stock Equivalents until April 1, 2015.

2. PURCHASER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting Purchaser's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Purchaser is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

d. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

e. The Purchaser and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser, including those set forth on in any annex attached hereto. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has also had the opportunity to obtain and to review the Company's filings on EDGAR (collectively, the "Company's SEC Documents").

f. The Purchaser understands that its investment in the Securities involves a high degree of risk.

g. The Purchaser hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

h. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

i. This Agreement and the other Transaction Documents to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS, ETC. The Company covenants, represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Note, or any shares of the Company's common stock that may be issued to the Purchaser in connection with any other

agreements between the parties, in the event such shares are issued. No party other than a Purchaser has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is, or immediately following the Closing Date will be, quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c. Authorized Shares.

(i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which approximately 79,239,905. shares are outstanding as of the date hereof.

(ii) As of the Closing Date, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company and, when issued pursuant to the relevant provisions of the Transaction Documents, in each case in accordance with their respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. Transaction Documents and Stock. This Agreement and each of the other Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note and each of the other Transaction Documents, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, each of the Notes and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any

listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

h. Absence of Certain Changes. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any

other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the Company's SEC Documents, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. **Absence of Events of Default.** Except as set forth in Section 3(e) and 3(g) hereof, (i) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. **No Undisclosed Liabilities or Events.** To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

m. **No Integrated Offering.** Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since May 1, 2013, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n. **Dilution.** Any shares of the Company's common stock issued to the Purchaser in connection with any agreements between the parties hereto, in the event such shares are issued may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive

officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

o. **Confirmation.** The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Purchaser. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Amount to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Purchaser (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

p. **Authorization; Enforcement.** The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

q. **SEC Reports; Financial Statements.** Other than as previously disclosed to the Purchaser, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the

Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

r. **Sarbanes-Oxley; Internal Accounting Controls.** The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the lack of effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

s. **Tax Status.** Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

t. **No Disagreements with Accountants and Lawyers.** There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. **Transfer Restrictions.** The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of independent counsel, reasonably satisfactory in form, scope and substance to the Company, as to the availability of the Shares for resale into the public market through a registered broker dealer, and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Provisions) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b. **Restrictive Legend.** The Purchaser acknowledges and agrees that the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

d. Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it for so long as the Purchaser beneficially owns any of the Securities.

e. Use of Proceeds. The Company will apply the proceeds of the Net Purchase Price toward its general working capital.

f. Warrant. The Company agrees to issue the Warrants to the Purchaser on the Closing Date. The form of Warrant is provided in **Annex II** annexed hereto, the terms of which are incorporated herein by reference.

g. Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.

h. Subsequent Convertible Securities. As a material condition subsequent to the Purchaser entering into this Agreement, the Company shall refrain from issuing any convertible securities for a period of not less than 90 days following the issuance of the Note and Warrant to the Purchaser.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock to the Holder as contemplated in the Transaction Documents. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer or reissue of the Shares represented by one or more certificates for Common Stock without legend (or where applicable, by electronic registration) in such name and in such denominations as specified by the Purchaser.

b. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Exercise or transfer of Pledged Shares to the Holder, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6. CLOSING DATE.

a. The respective Closing Date shall occur as indicated in Section 1(a)(1) after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. The closing of the Transactions shall occur on the respective Closing Date at the offices of the Purchaser and shall take place no later than 3:00 P.M., PST, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Purchaser understands that the Company's obligation to sell the Note, the Warrants, and the Consideration Shares to the Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the Purchaser;

b. Delivery by the Purchaser to the Company of good funds as payment in full of an amount equal to the Net Purchase Amount in accordance with this Agreement;

c. The accuracy on such Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

The Company understands that the Purchaser's obligation to purchase any Note and its acceptance of any shares of the Company's common stock that may be issued in connection with any agreements between the parties hereto on a Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Documents by the Company;

b. Delivery by the Company to the Purchaser of the Certificates in accordance with this Agreement or any other agreements between the parties;

c. The execution and delivery of the Warrant;

e. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f. The Company must be current with all required Exchange Act filings.

g. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

h. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any Material Adverse Effect in regards to the Company; and

i. The increase of the the Company authorized capital in in accordance with above section 3 (c) (ii).

10. INDEMNIFICATION.

a. The Company agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement or the Purchaser's or its officer's, director's, employee's, agent's or Purchaser Control Person's negligence, recklessness or bad faith in performing its obligations under this Agreement.

11. JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

12. GOVERNING LAW: MISCELLANEOUS.

a. (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the state courts of the State of New York as in connection with any dispute arising under this Agreement or any of the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens*, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Purchaser for any reasonable legal fees and disbursements incurred by the Purchaser in enforcement of or protection of any of its rights under any of the Transaction Documents. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(ii) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Documents and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

13. **NOTICES.** Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY: ML CAPITAL GROUP INC.
16810 East Avenue of the Fountains, Suite 120
Fountain Hills, Arizona 85268
Attn: Lisa Nelson, President & Chairman
Telephone No.: (480) 816-5308
Telecopier No.:

PURCHASER: JDF CAPITAL INC.
84 Tulip Ln.
Freehold, NJ 07728
Attn: John Fierro
Telephone No.: 718-289-4058
Telecopier No.: 800-319-6863

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Purchaser's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Amount, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of the date set first above written.

JDF CAPITAL INC.

By: ____________________
Name: John Fierro
Title: President

MC CAPITAL GROUP, INC.

By: ____________________
Name: Lisa Nelson
Title: President and Chairman